EXHIBIT 99.1

Beta Bionics Announces Fourth Quarter and Full Year 2024 Financial Results and Introduces Annual Guidance for Full Year 2025

IRVINE, Calif., March 25, 2025 (GLOBE NEWSWIRE) -- Beta Bionics, Inc. (Nasdaq: BBNX), a pioneering leader in the development of advanced diabetes management solutions, today reported its financial results for the quarter and year ended December 31, 2024 and introduced its annual guidance for the year ending December 31, 2025.

Fourth Quarter 2024 Financial Highlights & Key Metrics

  Net sales of $20.4 million, up 145% compared to $8.4 million in the fourth quarter of 2023.
    Durable Medical Equipment (DME) channel net sales of $18.1 million, up 127% compared to $7.9 million in the fourth quarter of 2023.
    Pharmacy Benefit Plan (PBP) channel net sales of $2.4 million, up 491% compared to $0.4 million in the fourth quarter of 2023.
  Gross margin of 57.2%, down 344 basis points compared to 60.6% in the fourth quarter of 2023.
  Installed customer base (calculated as all new patient starts over a rolling four-year period) of 15,298 users, up 564% compared to 2,304 in the fourth quarter of 2023.
  4,084 new patient starts, up 125% compared to 1,818 new patient starts in the fourth quarter of 2023.
    70% of new patient starts came from multiple daily injections (MDI).
    Low-teens percentage of new patient starts reimbursed through the PBP channel.

Full Year 2024 Financial Highlights & Key Metrics

  Net sales of $65.1 million, up 443% compared to $12.0 million in the prior year.
    DME channel net sales of $58.8 million, up 422% compared to $11.3 million in the prior year.
    PBP channel net sales of $6.3 million, up 760% compared to $0.7 million in the prior year.
  Gross margin of 55.1%, up 252 basis points compared to 52.6% in the prior year.
  12,994 new patient starts, up 464% compared to 2,304 new patient starts in the prior year.
    69% of new patient starts came from MDI.
    High-single digit percentage of new patient starts reimbursed through the PBP channel.

Recent Strategic Highlights

  Completed initial public offering and concurrent private placement, raising approximately $206.0 million in net proceeds to the company.
  Launched the Color iLet Bionic Pancreas, with a color screen and brighter display, for new commercial patients.
  Announced the first-to-market integration of the iLet Bionic Pancreas with Abbott’s FreeStyle Libre® 3 Plus sensor in the United States.
  Released the Bionic Circle mobile application, a remote monitoring experience for users and caregivers, for iOS and Android devices.
  Announced that effective February 1, 2025, Prime Therapeutics has added the iLet Bionic Pancreas and associated monthly supplies to its largest national commercial formulary.
    Beta Bionics is actively working with the health plans that partner with Prime Therapeutics to drive coverage of iLet under their pharmacy benefit, per Prime’s recommendation to the health plans.
    For plans that cover the iLet Bionic Pancreas under their pharmacy benefit, this decision significantly reduces the potentially large up-front cost of the pump for both the patient and the plan, while easing the administrative burden for the physician when prescribing the iLet Bionic Pancreas.
  Successful completion and delivery by Xeris Pharmaceuticals of a pump-compatible formulation of glucagon utilizing XeriSol technology for use in Beta Bionics’ bihormonal pump and pump systems.
    Beta Bionics completed pump compatibility testing and released a one-time $3.0 million milestone payment to Xeris Pharmaceuticals under our exclusive collaboration and license agreement.

“2024 was a tremendous momentum-building year for Beta Bionics. We ended the year with over 15,000 users in our install base, released our first year of real-world evidence for the iLet, progressed in our efforts to secure pharmacy channel coverage and reimbursement for the iLet and associated monthly supplies, and advanced our patch and bihormonal pipeline programs including our entry into an exclusive collaboration and licensing agreement with Xeris Pharmaceuticals for glucagon,” said Sean Saint, Beta Bionics’ President and CEO. “As we enter 2025 as a newly public company, we look forward to building on our momentum as we continue to expand iLet’s reach and advance our exciting pipeline programs.”

2025 Full Year Guidance

  Estimated total revenue of approximately $80 million to $85 million
  Estimated greater than 20% of new patient starts reimbursed through the PBP channel
  Estimated gross margin of at least 50%

Fourth Quarter 2024 Additional Financial Results

  Loss from operations of $13.0 million, or negative 64% of sales, compared to $8.4 million or negative 100% of sales in the fourth quarter of 2023.
  Net loss of $18.1 million, or negative 89% of sales, compared to $18.8 million or negative 226% of sales in the fourth quarter of 2023.
  Adjusted EBITDA(1) of negative $11.3 million, or negative 55% of sales, compared to negative $6.6 million or negative 78% of sales in the fourth quarter of 2023.
  $103.6 million in cash, cash equivalents, and short-term investments as of December 31, 2024. The company received approximately $206.0 million in net proceeds from its initial public offering and concurrent private placement, which closed on January 31, 2025.

Full Year 2024 Additional Financial Results

  Loss from operations of $45.3 million, or negative 69% of sales, compared to $35.9 million or negative 299% of sales in the prior year.
  Net loss of $54.8 million, or negative 84% of sales, compared to $44.1 million or negative 368% of sales in the prior year.
  Adjusted EBITDA(1) of negative $37.7 million, or negative 58% of sales, compared to negative $29.0 million or negative 242% of sales in the prior year.

(1) See “Non-GAAP Financial Measures” below for additional information. A reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure can be found in Table E.

Webcast & Conference Call Details

Beta Bionics will host a conference call and concurrent webcast today at 4:30 pm Eastern Time (1:30 pm Pacific Time), to review the company’s fourth quarter and full year 2024 performance. The link to the webcast will be available on the Company’s website in the “Investors—Events & Presentations” section at https://investors.betabionics.com, and will be archived there for future replay. To access the live call by phone, please use the following link, which will provide you with dial-in details and a personal pin: https://register-conf.media-server.com/register/BI8be51a4e688845529dd55d442f427c91.

Non-GAAP Financial Measures

Beta Bionics, Inc. (the “Company”) prepares and presents the Company’s financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company believes adjusted EBITDA as a non-GAAP measure is useful in evaluating the Company’s operating performance and uses adjusted EBITDA to evaluate ongoing operations and for internal planning and forecasting purposes. The Company believes that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. A reconciliation is provided below for adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP in Table E below.

The Company calculates adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization expense, (ii) stock-based compensation expense, (iii) interest income, (iv) provision for state taxes and (v) change in fair value of warrant liabilities.

Some of the limitations of adjusted EBITDA include: (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future and (ii) although depreciation and amortization expense are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. The Company’s adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as the Company calculates the measure, limiting its usefulness as a comparative measure. In evaluating adjusted EBITDA, you should be aware that in the future the Company will incur expenses similar to the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating the Company’s performance, you should consider adjusted EBITDA alongside other financial performance measures, including the Company’s net loss and other GAAP results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate the Company’s business. This non-GAAP measure has limitations as an analytical tool and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Therefore, this non-GAAP financial measure should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

About Beta Bionics

Beta Bionics, Inc. is a commercial-stage medical device company engaged in the design, development, and commercialization of innovative solutions to improve the health and quality of life of insulin-requiring people with diabetes (PWD) by utilizing advanced adaptive closed-loop algorithms to simplify and improve the treatment of their disease. The iLet Bionic Pancreas is the first FDA-cleared insulin delivery device that autonomously determines every insulin dose and offers the potential to substantially improve overall outcomes across broad populations of PWD. To learn more, visit www.betabionics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Beta Bionics, Inc. (the “Company”) regarding our regulatory development plans for the iLet and other product candidates; the markets and market opportunities for the iLet and other product candidates, if approved; the timing, likelihood or success of our business strategy, including commercialization and our multi-channel reimbursement strategy, as well as plans and objectives of management for future operations; our anticipated growth and other measures of future operating results and financial performance, including 2025 full year guidance regarding revenue, new patient starts through the PBP channel and gross margin; and the potential benefits of the addition of the iLet to Prime Therapeutics’ national commercial formulary. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties, including business, regulatory, economic and competitive risks and uncertainties about the Company, including, without limitation, risks inherent in developing product candidates, future results from the Company’s ongoing and future studies and clinical trials, the Company’s ability to obtain adequate financing to fund its product development and other expenses, risks that real-world data or future results may not be consistent with interim, initial or preliminary results or results from prior preclinical studies or clinical trials, trends in the industry, the Company’s relationships with its existing and future collaboration partners, the legal and regulatory framework for the industry, future expenditures and the potential impacts of global macroeconomic conditions. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. The actual results may vary from the anticipated results and the variations may be material. Other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Beta Bionics, Inc.
Statements of Operations and Comprehensive Loss (unaudited)
Table A

(In thousands, except number of shares and per share data)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net sales	$20,440	$8,350	$65,124	$11,995
Cost of sales	8,751	3,288	29,236	5,687
Gross profit	11,689	5,062	35,888	6,308
Gross margin	57.2%	60.6%	55.1%	52.6%
Operating expenses:
Research and development	9,214	4,460	26,184	17,943
Sales and marketing	10,804	5,618	37,086	11,990
General and administrative	4,708	3,351	17,869	12,225
Total operating expenses	24,726	13,429	81,139	42,158
Loss from operations	(13,037)	(8,367)	(45,251)	(35,850)
Other income (expense):
Interest income	951	1,251	3,909	1,777
Other expense	—	(55)	(2)	(68)
Change in fair value of warrant liabilities	(6,022)	(11,677)	(13,412)	(9,958)
Total other expense, net	(5,071)	(10,481)	(9,505)	(8,249)
Net loss	$(18,108)	$(18,848)	$(54,756)	$(44,099)
Other comprehensive income (loss):
Unrealized gain (loss) on short-term investments	7	137	(72)	137
Comprehensive loss	$(18,101)	$(18,711)	$(54,828)	$(43,962)
Net loss per share attributable to common stockholders, basic and diluted	$(2.72)		$(8.60)	$(8.31)
Weighted-average common shares outstanding, basic and diluted	6,665,565		6,365,064	5,303,684

Beta Bionics, Inc.
Balance Sheets (unaudited)
Table B

(In thousands, except number of shares)			Year Ended December 31,
			2024	2023
Assets
Current assets:
Cash and cash equivalents			$30,432	$26,566
Short-term investments			73,143	70,179
Accounts receivable, net			11,996	4,448
Inventories, net			13,320	1,245
Prepaid expenses and other current assets			4,032	1,183
Total current assets			132,923	103,621
Property and equipment, net			4,776	2,476
Operating lease right-of-use asset			6,645	3,722
Restricted cash			100	100
Deferred offering costs			5,051	—
Other long-term assets			150	121
Total assets			$149,645	$110,040

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable			$2,852	$1,166
Accrued expenses and other current liabilities			15,828	8,128
Operating lease liabilities			1,529	1,224
Deferred revenue			939	87
Total current liabilities			21,148	10,605
Operating lease liabilities, net of current portion			5,726	2,999
Deferred revenue, net of current portion			1,860	255
Warrant liabilities			44,898	37,573
Total liabilities			73,632	51,432
Commitments and contingencies
Convertible preferred stock (Series A, A-2, B, B-2, C, D and E), par value of $0.0001 per share; 34,966,547 and 26,434,390 shares authorized at December 31, 2024 and 2023, respectively; 17,228,954 and 12,876,561 shares issued and outstanding at December 31, 2024 and 2023, respectively; liquidation preference of $355,162 and $295,162 at December 31, 2024 and 2023, respectively			321,373	261,713
Stockholders’ deficit:
Class A common stock, par value of $0.0001 per share; 5,790,000 and 6,000,000 shares authorized at December 31, 2024 and 2023, respectively; 2,939,085 and 2,989,847 shares issued and outstanding at December 31, 2024 and 2023, respectively			1	1
Class B common stock, par value of $0.0001 per share; 70,000,000 and 65,000,000 shares authorized at December 31, 2024 and 2023, respectively; 3,679,790 shares and 2,982,562 issued and outstanding at December 31, 2024 and 2023, respectively			—	—
Class C common stock, par value of $0.0001 per share; 96,910 and 100,000 shares authorized at December 31, 2024 and 2023, respectively; 48,918 shares issued and outstanding at December 31, 2024 and 2023			—	—
Additional paid-in capital			51,311	26,421
Accumulated other comprehensive income			65	137
Accumulated deficit			(296,737)	(229,664)
Total stockholders’ deficit			(245,360)	(203,105)
Total liabilities, convertible preferred stock and stockholders’ deficit			$149,645	$110,040

Beta Bionics, Inc.
Net Sales by Channel (unaudited)
Table C

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
DME channel:
iLet(1)	$13,613	$7,145	$46,617	$10,169
Single-use products	4,450	803	12,189	1,091
Total DME channel	18,063	7,948	58,806	11,260

PBP channel:
iLet(1)	385	222	2,099	535
Single-use products	1,992	180	4,219	200
Total PBP channel	2,377	402	6,318	735
Total net sales	$20,440	$8,350	$65,124	$11,995

(1)iLet includes the over-time recognition software updates and mobile app access.

Beta Bionics, Inc.
Key Business Metrics (unaudited)
Table D

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
New patient starts(1)	4,084	1,818	12,994	2,304
New patient starts from MDI as a percentage of total new patient starts	70%	55%	69%	51%
Installed customer base(2)	15,298	2,304	15,298	2,304

(1)In the year ended December 31, 2023 a mid-single digit percentage of our new patient starts were reimbursed through the PBP channel. In the year ended December 31, 2024 a high-single digit percentage of our new patient starts were reimbursed through the PBP channel. In the fourth quarter of 2024 a low-teens percentage of our new patient starts were reimbursed through the PBP channel.

(2)The installed customer base represents all new patient starts, over a rolling four-year period basis. This period reflects our in-warranty customer base under the typical four-year reimbursement cycle and helps us understand the total number of patients using the iLet.

Beta Bionics, Inc.
Reconciliation of GAAP versus Non-GAAP Financial Results (unaudited)
Table E

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(18,108)	$(18,848)	$(54,756)	$(44,099)
Add:
Depreciation expense	232	292	1,151	1,226
Stock-based compensation expense	1,551	1,576	6,384	5,658
Interest income	(951)	(1,251)	(3,909)	(1,777)
Provision for state taxes	—	—	2	13
Change in fair value of warrant liabilities	6,022	11,677	13,412	9,958
Adjusted EBITDA	$(11,254)	$(6,554)	$(37,716)	$(29,021)

Investor Relations:
Blake Beber
Head of Investor Relations
ir@betabionics.com

Media and Public Relations:
Karen Hynes
Vice President of Marketing
media@betabionics.com

Source: Beta Bionics, Inc.